UNITED STATES
SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______ )

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COMMUNITY SHORES BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1030 W. Norton Avenue
Muskegon, Michigan 49441

Notice of Annual Meeting of Shareholders
To Be Held on May 13, 2010

To our Shareholders:

The 2010 annual meeting of shareholders of Community Shores Bank Corporation will be held at the Muskegon Country Club at 2801 Lakeshore Drive, in Muskegon, Michigan, on Thursday, May 13, 2010, at 2:00 p.m., local time. The meeting is being held for the purpose of considering and voting on the following matters:

1.	Election of three class III directors, each for a three year term.

2.	Ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2010.

3.	Such other business as may properly be brought before the meeting or any adjournment or postponement of the meeting.

All shareholders of record at the close of business on Friday, March 19, 2010 are entitled to notice of and to vote at the meeting, and any postponements or adjournments of the meeting.

Your vote is important. We urge you to submit your proxy (1) over the internet, (2) by telephone or (3) by mail, whether or not you plan to attend the meeting in person. For specific instructions, please refer to the questions and answers beginning on the first page of the proxy statement and the instructions on the proxy card relating to the annual meeting. We would appreciate receiving your proxy by Thursday, May 6, 2010.

By Order of the Board of Directors,

Heather D. Brolick
President and Chief Executive Officer

Dated: April 9, 2010

Community Shores Bank Corporation

Proxy Statement
For the Annual Meeting of Shareholders
To Be Held on May 13, 2010

*To be voted on at the meeting

i

Community Shores Bank Corporation
1030 W. Norton Avenue
Muskegon, Michigan 49441

April 9, 2010

Proxy Statement
For the Annual Meeting of Shareholders
To Be Held on May 13, 2010

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Community Shores Bank Corporation (“we,” “our” or “Community Shores”). The proxies are being solicited for use at the annual meeting of shareholders to be held on Thursday, May 13, 2010 at 2:00 p.m., local time, at the Muskegon Country Club at 2801 Lakeshore Drive, in Muskegon, Michigan. Distribution of this proxy statement is scheduled to begin on or about April 9, 2010.

Information About the Annual Meeting and Voting

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the accompanying notice of the meeting. These matters include the election of directors and the ratification of the selection of our independent registered public accounting firm.

Please read this proxy statement carefully. You should consider the information contained in this proxy statement when deciding how to vote your shares.

Who is entitled to vote?

The Board of Directors has set March 19, 2010 as the record date for the annual meeting. If you were a shareholder of record at the close of business on the record date, March 19, 2010, you are entitled to receive notice of the meeting and to vote your shares at the meeting. Holders of Community Shores common stock are entitled to one vote per share.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are a “shareholder of record.” If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the voting instructions provided by it.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

What is a proxy?

A proxy is your designation of another person to vote on your behalf. The other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares.

We sometimes refer to this as your “proxy vote.” By completing and returning the enclosed proxy card, or voting by internet or telephone, you are giving the persons appointed as proxies by our Board of Directors the authority to vote your shares.

How many shares must be present to hold the meeting?

At least a majority of the shares of our common stock outstanding on the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy by mail, telephone or internet.

As of the record date, 1,468,800 shares of our common stock were outstanding and entitled to vote. Proxies that are received and voted as withholding authority, abstentions, and broker non-votes (where a bank, broker or nominee does not exercise discretionary authority to vote on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:

•	over the telephone by calling a toll-free number;

•	electronically, using the internet; or

•	by completing, signing and mailing the enclosed proxy card.

The telephone and internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the annual meeting.

If the shares you own are held in street name, your broker, bank or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares that do not receive voting instructions will be treated as “broker non-votes.”

If, as of the record date, you are a shareholder of record and you attend the meeting, you may vote in person at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other document from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting. If you have questions about attending or would like directions to the annual meeting, please write to the Secretary, Community Shores Bank Corporation, 1030 W. Norton Avenue, Muskegon, Michigan 49441 or call 231-780-1858.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone or internet and do not specify how you want to vote your shares, the proxies will vote your shares:

•	FOR the election of all of the nominees for director;

•	FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2010; and

•	In the discretion of the persons named as proxies as to all other matters that may be properly presented at the annual meeting.

Can I change my proxy after submitting my proxy?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, by voting in person at the meeting, or by delivering to our Secretary a written notice of revocation. Attending the meeting will not revoke your proxy unless you specifically request to revoke it.

What is the vote required to approve each matter?

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for nominees to be elected as directors. Votes withheld and broker non-votes are not counted toward a nominee’s total.

Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the common stock present in person or by proxy at the meeting and voting on the matter is necessary to approve the ratification of our independent registered public accounting firm. For purposes of counting votes on this matter, abstentions and broker non-votes will not be counted as shares voted on the matter.

Are there other matters to be voted on at the meeting?

As of the date of this proxy statement, our Board of Directors does not know of any matters which may come before the meeting, other than the matters described in this proxy statement. Should any other matter requiring a vote of the shareholders arise and be properly presented at the annual meeting, the proxy gives the persons named in the proxy and designated to vote the shares discretionary authority to vote or otherwise act with respect to any such matter in accordance with their best judgment.

How does the Board recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of all of the nominees for director; and

•	FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2010.

Who pays for this proxy solicitation?

All costs of soliciting proxies will be borne by us. Our directors, officers, and other employees, and employees of our subsidiary, Community Shores Bank (the “Bank”), may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversation, or by telephone, facsimile or electronic means. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding soliciting material to the beneficial owners of our common stock.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on May 13, 2010:

Our proxy statement and 2009 annual report are available at www.proxyvote.com.

Stock Ownership of Certain Beneficial Owners and Management

The following table presents information regarding the beneficial ownership of our common stock by each person known to us to own beneficially more than 5% of our outstanding shares of common stock as of February 14, 2010.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class Beneficially Owned
Bruce J. Essex, Jr. and Muskegon Castings Corp. 1985 E. Laketon Avenue Muskegon, Michigan 49442 (1)	125,250	8.5%

Gordon H. Girod Trust and its trustees, Norma J. Girod, Stephen J. Girod and Gerald J. Girod 3677 Lakeshore Drive North Holland, Michigan 49424 (2)	100,000	6.8%

Bruce J. Essex 1985 E. Laketon Avenue Muskegon, Michigan 49442 (3)	81,362	5.5%

(1)	This information is based on a Schedule 13G filed by Bruce J. Essex, Jr. and Muskegon Castings Corp. on February 8, 2010. The Schedule 13G discloses that Mr. Essex, Jr. has sole voting and dispositive power for these 125,250 shares. It also discloses that Muskegon Castings Corp. owns 75,000 of these shares, which is 5.1% of our outstanding shares, and that Mr. Essex, Jr. is the Chairman of the Board, President, Chief Executive Officer, and a substantial majority owner of Muskegon Castings Corp. Mr. Essex, Jr.’s father, Bruce J. Essex is a member of our Board of Directors.

(2)	This information is based on a Schedule 13G filed by the Gordon H. Girod Trust and its trustees, Norma J. Girod, Stephen J. Girod and Gerald J. Girod, and subsequently confirmed by one of the trustees. The Schedule 13G discloses that the trust has sole voting and dispositive power for these 100,000 shares, and that each of the trustees has shared voting and dispositive power for these 100,000 shares. The Schedule 13G discloses the address set forth in the table for the trust and Mr. Gerald Girod, for Mrs. Norma Girod, 2207 Lanco Drive N.W., Grand Rapids, Michigan 49504, and for Mr. Stephen Girod, 673 Lakeside Drive, Macatawa, Michigan 49434.

(3)	This information is based on a Schedule 13G filed by Bruce J. Essex, who is a member of our Board of Directors. The Schedule 13G discloses that Mr. Essex has sole voting and dispositive power for 23,595 of these shares, and shared voting and dispositive power for 57,767 of these shares.

The following table presents information regarding the beneficial ownership of our common stock, as of February 14, 2010, by each of our directors, each nominee for election as a director, our executive officers named in the Summary Compensation Table, and all of our directors and executive officers as a group.

Name of Beneficial Owner	Amount Beneficially Owned (1)		Percent of Class Beneficially Owned (6)
Gary F. Bogner•	64,130		4.4%
Heather D. Brolick•	19,517	(2)	1.3%
Robert L. Chandonnet•	67,630		4.6%
Bruce J. Essex•	81,362	(3)	5.5%
Steven P. Moreland•	0		*
Bruce C. Rice•	3,400		*
Jonathan L. Smith•	0		*
Roger W. Spoelman•	2,500		*
Tracey A. Welsh	11,844	(4)	*
All directors and executive officers as a group (10 persons)	250,383	(5)	16.7%

•	Member of our Board of Directors.

*	Less than one percent.

(1)	The number of shares beneficially owned includes any shares over which the person has sole or shared voting power or investment power and also any shares that the person can acquire within 60 days of February 14, 2010 through the exercise of any stock options or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the table. For each person, the number of shares included in the table because the person has options to acquire the shares is set forth below.

Name	Shares	Name	Shares	Name	Shares
Mr. Bogner	4,000	Mr. Essex	4,000	Mr. Smith	0
Ms. Brolick	10,000	Mr. Moreland	0	Mr. Spoelman	2,000
Mr. Chandonnet	4,000	Mr. Rice	2,000	Ms. Welsh	7,500

(2)	Includes 6,817 shares that Ms. Brolick owns under the Bank’s 401(k) plan, and 200 shares owned by her spouse.

(3)	Includes 6,250 shares owned by Port City Die Cast, a corporation solely owned by Mr. Essex, and 767 shares owned by Mr. Essex’s spouse.

(4)	Includes 4,234 shares that Ms. Welsh owns under the Bank’s 401(k) plan.

(5)	Includes 33,500 shares that such persons have the right to acquire within 60 days of February 14, 2010 pursuant to our 1998 Employee Stock Option Plan or Director Stock Option Plans, and 11,051 shares that such persons own under the Bank’s 401(k) plan.

(6)	The percentages shown are based on the 1,468,800 shares of our common stock outstanding as of February 14, 2010, plus the number of shares that the named person or group has the right to acquire within 60 days of February 14, 2010. For purposes of computing the percentage of outstanding shares of common stock held by each person or group, any shares that the person or group has the right to acquire within 60 days after February 14, 2010 are deemed to be outstanding with respect to such person or group but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or group.

Election of Directors

Classes of Directors and Nominees

Our articles of incorporation and bylaws provide that our Board of Directors will consist of between six and fifteen directors, with the exact number of directors determined from time to time by our Board of Directors. Our Board of Directors has presently fixed the number of directors at eight. Our articles of incorporation and bylaws also provide that the directors will be divided into three classes, class I, class II and class III; with each class serving a staggered three year term, and with the number of directors in each class being as nearly equal as possible.

There are now three directors in class I, two directors in class II, and three directors in class III. The class I, class II and class III directors are currently serving until the annual meeting of shareholders that will be held in 2011, 2012 and 2010, respectively, and until their successors are elected and qualified. At each annual meeting of shareholders, directors of one of the three classes are elected for a term of three years to succeed the directors whose terms are expiring.

Our Board of Directors has nominated Heather D. Brolick, Bruce J. Essex and Bruce C. Rice as class III directors for three year terms expiring at the 2013 annual meeting. Each of the nominees is presently a class III director whose term expires at the May 13, 2010 annual meeting. The other members of our Board, who are class I and class II directors, will continue in office in accordance with their previous elections until the expiration of their terms at the 2011 or 2012 annual meetings.

Our Board of Directors recommends that you vote FOR each of the three nominees named above.

Unless otherwise instructed, the persons named as proxies intend to vote all proxies received for the election of the three class III nominees. All of the nominees have indicated their willingness to continue to serve. If any nominee should become unwilling or unavailable to serve, our Board of Directors may select a substitute nominee, and in that event the proxies intend to vote all proxies for the person selected. If a substitute nominee is not selected, the proxies intend to vote for the election of the remaining nominees. Our Board of Directors has no reason to believe that any of the nominees will become unavailable.

Information About Directors, Nominees and Executive Officers

Information about our directors, nominees as a director, and executive officers is set forth below. Each nominee and continuing member of our Board of Directors is also a director of the Bank. There are no family relationships among any of our directors, nominees for director and executive officers.

Name, Age, and Position with Community Shores and the Bank	Has Served As Director Since	Year When Term As a Director Expires
Class III Directors (And Nominees for Terms Expiring in 2013)
Heather D. Brolick, 50, Director, President and Chief Executive Officer of Community Shores and the Bank	2006	2010
Bruce J. Essex, 60, Director	1998	2010
Bruce C. Rice, 55, Director	2004	2010
Class I Directors
Gary F. Bogner, 67, Director, Non-officer Chairman of the Boards of Community Shores and the Bank	1998	2011
Robert L. Chandonnet, 65, Director, Non-officer Vice Chairman of the Boards of Community Shores and the Bank	1998	2011
Jonathan L. Smith, 57, Director	2006	2011
Class II Directors
Steven P. Moreland, 53, Director	2006	2012
Roger W. Spoelman, 57, Director	2004	2012
Executive Officers (Who Are Not Also Directors)
Tracey A. Welsh, 44, Senior Vice President, Chief Financial Officer and Treasurer of Community Shores and the Bank
John M. Clark, 48, Senior Vice President and Secretary of Community Shores, Senior Vice President, Commercial Loan Department Head and Secretary of the Bank

Our executive officers are generally elected each year at the annual meeting of our Board of Directors that follows the annual meeting of our shareholders. Their terms of office are at the discretion of our Board of Directors.

The factual information below for each nominee for election as a director, each director whose term of office will continue after the annual meeting, and for each executive officer, has been provided by that person. The particular experience, qualifications, attributes or skills that led our Board of Directors to conclude that each should serve on our Board, in light of our business and structure, was determined by our Board or its Governance Committee.

Gary F. Bogner (Director and Non-Officer Chairman of the Boards of Community Shores and the Bank) is a lifelong resident of Muskegon County. Mr. Bogner has been engaged in the business of real estate development since 1973, and during the past 25 years has also engaged in a number of commercial enterprises and served them in various director and officer positions. During 2001 and 2002, Mr. Bogner also served as President and a director of Safari Club International and Safari Club International Foundation, which are hunting and wildlife organizations. In addition, during the period from 1967 to 1983, Mr. Bogner was an airline captain with Northwest Airlines, and from 1978 to 1982 was an executive officer of the Airlines Pilot Association. We determined that Mr. Bogner should be a member of our Board based on a number of factors. Mr. Bogner has many years of experience in real estate development, and has been involved in setting up and operating many other businesses. He has demonstrated valuable leadership skills as Chairman of our Board.

Heather D. Brolick (President, Chief Executive Officer and a Director of Community Shores and the Bank) has over 29 years of commercial banking experience. Ms. Brolick has served as President and Chief Executive Officer of Community Shores and the Bank since 2006. From 1998 until 2006, Ms. Brolick served as Senior Vice President of Community Shores, and served as Secretary of Community Shores from 2000 through April of 2007. From 2003 until 2006, Ms. Brolick served as President and Chief Operating Officer of the Bank, and from 1999 until 2003, served as Senior Vice President Retail Lending and Operations of the Bank. Ms. Brolick served as Secretary of the Bank from 2000 through April of 2007. Ms. Brolick joined the Board of Directors of the Bank in 2003 and the Board of Directors of Community Shores in 2006. Ms. Brolick is the President and a Board member of Harbor Hospice, a Board member and Ambassador of The Chamber of Commerce Grand Haven, Spring Lake and Ferrysburg, and a Board member and Vice Chairman of the West Michigan Symphony Orchestra. Ms. Brolick’s broad range of experience in substantially all aspects of community banking, together with her well developed leadership skills and service as our President and Chief Executive Officer, led us to conclude that she should serve on our Board.

Robert L. Chandonnet (Director and Non-officer Vice Chairman of the Boards of Community Shores and the Bank) is the owner and President of The Nugent Sand Company, Inc. (“Nugent Sand”), which provides foundry sand to many foundries in the Great Lakes Region. Mr. Chandonnet has worked in the foundry industry since 1966. He began working at Nugent Sand as Sales Manager in 1980, and progressed to President of Nugent Sand in 1989. Mr. Chandonnet purchased Nugent Sand from the prior owners in 1989. He is a member of the National Industrial Sand Association, American Foundry Society, and Muskegon Country Club. Mr. Chandonnet’s many years of experience leading a foundry sand business, and his involvement in many charitable and non-profit organizations in the local community led us to conclude that he should be a member of our Board.

Bruce J. Essex (Director) is Chairman of Port City Die Cast. From 1982 until 2001, Mr. Essex owned and operated the Port City Group, a group of companies including Port City Die Cast, Port City Metal Products, Muskegon Castings Corp., and Mirror Image Tool. Mr. Essex has over 40 years experience in the die casting industry. He is a principal in Port City Custom Plastics and Port City Castings Corporation, and serves as a Director on the Boards of Reid Tool, and Supreme Machines. He is also a principal in Buck Snort Products, a rustic hardware and furnishings retail store, and Snow Protect, a manufacturer of snow retention products. We determined that Mr. Essex should be a member of our Board based on his many years of experience leading and operating successful die casting businesses, and his relationships in the business community.

Steven P. Moreland (Director) is President and Chief Executive Officer of Automatic Spring Products Corporation (“ASPC”) in Grand Haven, and has served in that position since 1996. From 1987 to 1996, he served as Vice President of Engineering for ASPC. ASPC is a technology focused high volume manufacturer of custom designed compression, extension, and torsion springs, wire forms, flat springs, stampings, spring and shim washers, and assemblies. Mr. Moreland has served on the Board of Directors of ASPC since 1985, and as President of its Board since 1997. He currently serves as Site Committee Chairman of the Spring Manufacturer’s Institute, and as both a Board member and Executive Committee member for First Priority of the Lakeshore, Lakeside Spring Company, and Spring Manufacturer’s Institute. He also serves on the Grand Haven Township IFT Sub-Committee, Northwest Ottawa County Manufacturer’s Council Steering Committee, and Johnson Controls Inc. Supplier Council. Mr. Moreland is active in the Grand Haven community and has been involved in AYSO Kids Soccer Teams, TCKL Kids Baseball Teams, and YBL Kids Basketball Teams. We determined that Mr. Moreland should be a member of our Board based on a number of factors. Mr. Moreland has many years of experience leading a custom spring manufacturing business. His involvement in a number of organizations in the Grand Haven community is also valuable to us.

Bruce C. Rice (Director) is President of ESCO Company, a chemical manufacturer, located in Muskegon County. He has served as President since 1999. He joined ESCO in 1991 and served as the company’s Vice President of Administration and Finance before becoming President. Mr. Rice, who is a CPA, was employed by Shaw-Walker company from 1987 to 1991, where he served as its Manager of Internal Audit, and later as the company’s corporate comptroller. He also worked for the firm of BDO Seidman in Muskegon, from 1984 to

1987. Mr. Rice, a longtime Muskegon resident, received his Bachelor of Business Administration from Grand Valley State University in 1983, and his Master of Business Administration from the same school in 2001. He is a member of Muskegon Rotary, and is on the Leadership Council at St. Mark’s Lutheran Church. Mr. Rice has previously served as Board Chair at United Way of Muskegon County and as a trustee for the Community Foundation of Muskegon County. Mr. Rice’s business experience as President of a chemical manufacturing company, and his financial expertise led us to conclude that he should be a member of our Board. Mr. Rice’s financial expertise is especially valuable to us in his role as Chairman of our Audit Committee.

Jonathan L. Smith (Director), since 2005, has served as Manager of his consulting business, Gull Consulting, LLC, which assists commercial banks with strategic planning and performs commercial real estate advisory work. Also, from March 2009 to November 2009, Mr. Smith served as Executive Vice President and Chief Credit Officer of Orion Bank in Naples, Florida. From January 2007 until March of 2009, Mr. Smith served as President and Chief Executive Officer of Kindel Furniture, a manufacturer of luxury residential furniture that is marketed and sold globally. From 2006 to May of 2007, Mr. Smith was employed by Investment Property Associates, Inc. (“IPA”), where he was responsible for strategic planning and special project developments. IPA developed and managed apartment communities, medical facilities, professional office buildings, banks, and retail shopping centers. From 2003 through 2005, Mr. Smith was an Executive Vice President of Fifth Third Bank, and was responsible for all corporate banking activities of Fifth Third Bank in West Michigan. From 2000 through June of 2003, Mr. Smith worked for Citigroup Private Bank — Chicago, where he was responsible for an ultra high net worth banking group. He was a senior officer of Security Capital Group, a real estate operating company listed on the New York Stock Exchange, from 1997 to 2000. For 22 years prior to 1997, Mr. Smith worked for Citigroup, where he had a variety of national and international business responsibilities, including responsibilities in specialty areas such as commercial real estate, asset based lending and leveraged buy-outs. He holds a Master of Business Administration degree from the University of Michigan and a degree with high honors in economics from Hobart College. Mr. Smith’s extensive background and experience in the business of banking, particularly in the areas of commercial credit, lending and commercial real estate, as well as his experience on the board of another publicly held company, led us to conclude that he should serve on our Board.

Roger W. Spoelman (Director) is President and CEO of Mercy Health Partners in Muskegon. This regional hospital is the major employer in Muskegon County. Mr. Spoelman has served as its President since 1998. Previously Mr. Spoelman was president and CEO of Muskegon General Hospital from 1987 to 1998, when it merged with Muskegon Mercy Community Health Care System. Mr. Spoelman had worked for Muskegon General Hospital since 1981. Mr. Spoelman earned his Bachelor of Arts Education from Trinity College and his Master of Business Administration from California Coast University. Mr. Spoelman serves on a number of Boards including Munson Healthcare and Saint Mary’s Health Systems, International Aid, Muskegon Community Health Project, West Michigan Osteopathic Foundation, The Cochlan Group, Lakeshore Health Network Physician Hospital Organization, Open Doors and CURE International. Mr. Spoelman’s experience leading a major hospital in our community and extensive involvement in many organizations were major factors in our determination that he should be a member of our Board.

Tracey A. Welsh (Senior Vice President, Chief Financial Officer and Treasurer of Community Shores and the Bank) is a certified public accountant and has 20 years of bank accounting experience. Ms. Welsh joined Community Shores in 1998, before its initial public offering. She served as Controller of the Bank from early 1999, when the Bank commenced operations, until January of 2002. From 2002 through November of 2003, Ms. Welsh served as Vice President, Chief Financial Officer and Treasurer of Community Shores and Vice President and Chief Financial Officer of the Bank; and since November of 2003 has served as Senior Vice President, Chief Financial Officer and Treasurer of Community Shores and Senior Vice President and Chief Financial Officer of the Bank. Ms. Welsh has also served as Treasurer of the Bank since 2007. She is a member of the AICPA and serves on the Michigan Bankers Association’s Funds Management Committee. Ms. Welsh is the President and a Board member of Mercy Health Partners Life Counseling of Muskegon, the Treasurer and a Board member of the Humane Society of Kent County and a Board member of the Timberland Charter Academy in Muskegon.

John M. Clark (Senior Vice President and Secretary of Community Shores and Senior Vice President, Commercial Loan Department Head, and Secretary of the Bank) has over 11 years of commercial banking experience. Mr. Clark joined the Bank in 2006 as a Vice President in the Commercial Loan Department. He served as a commercial lender for the Bank until 2008 when he assumed the additional role of Commercial Loan Department Head for the Bank. In 2009, Mr. Clark was promoted to his present positions of Senior Vice President, Commercial Loan Department Head and Secretary of the Bank, and Senior Vice President and Secretary of Community Shores. From 1991 to 2006, prior to joining the Bank, Mr. Clark served as President of Barrett-Clark, Incorporated, a remanufacturer of automotive parts and a producer of wood products. Mr. Clark is a Board member of the Tri-Cities Youth Soccer Organization and a member of the Fund Development Committee for the Muskegon County Catholic Education Foundation.

Corporate Governance

Director Independence

Applicable rules of The Nasdaq Stock Market (“Nasdaq”) require that a majority of our Board of Directors be independent. In February of 2010, our Board of Directors reviewed the independence of our directors and determined that each of our directors, including those nominated for election at the annual meeting, are independent as defined by applicable Nasdaq rules, with the exception of Ms. Brolick. In making this determination, our Board of Directors has concluded that none of the independent directors has a relationship that in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ms. Brolick is not considered independent because she is one of our executive officers.

Board Meetings

During 2009, our Board of Directors held a total of 13 meetings. During 2009, each director attended at least 75% of the total number of meetings of our Board and its committees on which he or she then served.

Board Committees

Our Board of Directors has, and appoints members to, three standing committees: the Audit Committee, the Compensation Committee, and the Governance Committee. The membership of these committees, as of March 1, 2010, was as follows:

Audit Committee	Compensation Committee	Governance Committee
Steven P. Moreland	Robert L. Chandonnet	Gary F. Bogner
Bruce C. Rice*	Steven P. Moreland	Robert L. Chandonnet*
Roger W. Spoelman	Bruce C. Rice	Bruce J. Essex
Roger W. Spoelman*

*Committee chairman

Each of the members of these committees is an independent director as defined by applicable Nasdaq rules. Each of these committees has a charter that has been approved by our Board of Directors and is available in the investor relations section of our website, www.communityshores.com.

Board of Directors Meetings and Committees

Audit Committee. The Audit Committee has three members and met four times in 2009. The Audit Committee assists our Board of Directors in overseeing our financial reporting process, internal controls and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of our independent registered public accounting firm. More information about the Audit Committee is included below under the heading “Audit Committee Report.”

Compensation Committee. The Compensation Committee has four members and met twice in 2009. The Compensation Committee assists our Board of Directors in carrying out its responsibilities relating to our compensation and benefit programs and policies. Subject to the authority of our Board of Directors, the Compensation Committee determines our overall compensation philosophy, and seeks to ensure that our compensation and benefit programs are competitive and closely related to our performance and that of our employees. The Compensation Committee’s responsibilities include:

•	reviewing and recommending to our Board of Directors corporate and personal goals for the most senior executive officers of Community Shores and the Bank, evaluating their performance based on those goals, and recommending or determining their compensation based on the evaluation;

•	reviewing and approving individual compensation, including salaries, bonuses, stock options and benefits for our other executive officers;

•	administering and making recommendations to our Board of Directors regarding cash and stock-based compensation and incentive plans;

•	reviewing and making recommendations to our Board of Directors regarding compensation of our directors; and

•	reviewing and making recommendations to our Board of Directors regarding our personnel policies and programs.

The Compensation Committee charter grants the Compensation Committee the authority, in its discretion, to delegate its powers and authority to subcommittees of the Compensation Committee. The Compensation Committee may confer with our President and Chief Executive Officer regarding her compensation, and receives recommendations from her regarding the compensation for our other executive officers. The Compensation Committee considers the information and recommendations that it receives, and independently determines, or recommends to the Board of Directors for determination, the compensation of our executive officers.

Governance Committee. The Governance Committee has three members and met one time in 2009. The Governance Committee assists our Board of Directors in fulfilling its responsibilities that relate to our corporate governance principles and procedures. The Governance Committee’s responsibilities include:

•	recommending candidates for election to our Board of Directors;

•	making recommendations for the composition of our Board of Directors and its committees;

•	monitoring the process to assess Board effectiveness; and

•	developing, implementing and updating our corporate governance guidelines.

The Governance Committee will consider as potential nominees persons that our shareholders recommend. Recommendations should be submitted to the Governance Committee in care of the Secretary of Community Shores Bank Corporation, 1030 W. Norton Avenue, Muskegon, Michigan 49441. Recommendations of nominees should be received by our Secretary at least 120 days before the anniversary date of the immediately preceding annual meeting of our shareholders. Each recommendation should include:

•	the name and address of the shareholder making the recommendation;

•	the name, age, business address and, if known, residence address of each nominee being recommended;

•	the principal occupation or employment of each nominee being recommended;

•	the number of shares of our stock that are beneficially owned by each nominee being recommended, and by the recommending shareholder;

•	any other information about each nominee being recommended that must be disclosed by nominees in a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934;

•	that the recommendation is that our Board of Directors or Governance Committee consider, nominate, and present the nominees to the shareholders as nominees of the Board of Directors, and whether the shareholder intends to nominate the nominees directly at a meeting of the shareholders;

•	whether the shareholder and the nominees being recommended do or do not intend to solicit proxies from other shareholders to vote at a meeting of shareholders, and a description of the intended solicitation; and

•	the executed consent of each nominee being recommended to serve as a director if elected.

The Governance Committee intends to consider every nominee recommended by a shareholder in accordance with the notice requirement and procedures described above. In addition, the Governance Committee may, in its discretion, consider informal suggestions by our shareholders of possible nominees.

Shareholders who wish to effectively nominate a person for election to our Board of Directors themselves, as contrasted with recommending a potential nominee to the Governance Committee for it to consider and nominate, must comply with the advance notice and other requirements presently set forth in article IV of our articles of incorporation.

Our Board of Directors has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Governance Committee. Generally, candidates have been members of the West Michigan community who have been known to one or more of our Board members. The Governance Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Governance Committee will consider the factors it believes to be appropriate. These factors would generally include the candidate’s independence, personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of our Board of Directors in collectively serving the long-term interests of our shareholders. We do not have a specific policy relating to the consideration of diversity in identifying director candidates. However, the Governance Committee does consider the diversity of our Board when identifying director candidates. Among the types of diversity that it considers are diversity in viewpoint, professional experience, education, race, gender and national origin. The amount of consideration given to diversity varies with the Governance Committee’s determination of the extent to which we would benefit from expanding the Board’s diversity in a particular area.

Although the Governance Committee has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. The Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Governance Committee by a shareholder.

Board Leadership Structure and Role in Risk Oversight

Currently, and for the past several years, our Board of Directors has separated the positions of Chairman of the Board and Chief Executive Officer. Our Chairman of the Board is Mr. Bogner, who is an independent director. Our Chief Executive Officer is Ms. Brolick. In addition, our Board periodically meets in executive session, without the presence of management.

Our Board of Directors oversees our risk management, and is actively involved in enterprise-wide risk management. The Audit Committee of our Board of Directors evaluates risk on an annual basis using a rolling three-year Internal Audit Risk Matrix. Risk levels in a particular area are rated as low, moderate or high based upon the Office of the Comptroller of the Currency’s Community Bank Risk Assessment System. Input on the risk factors, recent trends, changing economic factors and regulatory issues are considered and discussed with our internal audit firm, Plante & Moran, PLLC. The scope of each area’s audit work is then determined.

The members of the Audit Committee also discuss various financial reporting and accounting risk factors with our independent registered public accounting firm, Crowe Horwath LLP (“Crowe Horwath”).

The Board of Directors regularly receives reports from the Chairman of the Audit Committee on risk factors, audit findings and related corrective measures.

Communications with Directors

We have a process for our shareholders to send communications to our Board of Directors. Communications should be sent to the Secretary of Community Shores. Shareholder communications may be directed to our Board of Directors or to specific individual directors. Our Secretary has discretion to screen and not forward to directors communications that he determines, in his discretion, are unrelated to our business or governance, commercial solicitations, offensive, obscene or otherwise inappropriate. Our Secretary collects and organizes all shareholder communications that are not forwarded to the directors, and they are available to any director upon request.

Attendance at Annual Meetings

Our Board of Directors has a policy that states that all directors are expected to attend each annual meeting of our shareholders unless compelling personal circumstances prevent attendance. All of our directors, with the exception of Jonathan L. Smith, attended last year’s annual meeting.

Code of Ethics

We have adopted a written code of ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. We have filed a copy of our code of ethics as an exhibit to our annual report to the Securities and Exchange Commission (“SEC”) on Form 10-K for the year ended December 31, 2009.

Audit Committee Report

Each member of the Audit Committee is independent, as independence for audit committee members is defined in the Nasdaq listing standards and the rules of the SEC. The Audit Committee’s primary purpose is to assist the Board of Directors in overseeing:

•	the accounting and financial reporting process;

•	audits of financial statements;

•	internal accounting and disclosure controls; and

•	the internal audit functions.

In carrying out its responsibilities, the Audit Committee supervises the relationship between Community Shores and its independent registered public accounting firm, including having direct responsibility for the independent registered public accounting firm’s appointment, compensation and retention, and reviewing the scope of its audit services, and approving audit and permissible non-audit services. The Audit Committee reviews and discusses the annual and quarterly financial statements, as well as the internal audit plan.

Management is responsible for the preparation, presentation and integrity of Community Shores’ financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for Community Shores’ system of internal controls, and reporting to the Audit Committee on any significant deficiencies or material weaknesses that are found. Our independent registered public accounting firm for 2009, Crowe Horwath, is responsible for auditing the financial statements and for reviewing the unaudited quarterly financial statements.

The Audit Committee reviewed with Crowe Horwath the overall scope and plan of the audit. In addition, the Audit Committee met with Crowe Horwath, with and without management present, to discuss the results of Crowe Horwath’s audit, the overall quality of Community Shores’ financial reporting and such other matters as are required to be discussed with Audit Committees under standards of the Public Company Accounting Oversight Board (United States). The Audit Committee has also received from, and discussed with Crowe Horwath the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended.

The Audit Committee has discussed with Crowe Horwath that firm’s independence from management and Community Shores, and has received from Crowe Horwath the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath’s communications with the Audit Committee regarding independence. The Audit Committee has also considered the compatibility of audit related, tax, and other services with Crowe Horwath’s independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2009 with both management and our independent registered public accounting firm. The Audit Committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The Audit Committee evaluated and appointed Crowe Horwath as Community Shores’ independent registered public accounting firm for 2010.

Audit Committee

Steven P. Moreland
Bruce C. Rice
Roger W. Spoelman

Executive Compensation

Summary Compensation Table

The following table provides information regarding the compensation earned by the named executive officers for the two years ended December 31, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Heather D. Brolick	2009	195,300	0	0	0	0	0	4,354	199,654
President and Chief Executive Officer of Community Shores and the Bank	2008	195,300	0	0	0	0	0	9,404	204,704

Tracey A. Welsh	2009	129,300	0	0	0	0	0	3,245	132,545
Senior Vice President, Chief Financial Officer and Treasurer of Community Shores and the Bank	2008	129,300	0	0	0	0	0	6,070	135,370

(1)	Consists of the matching contribution made by the Bank to the named executive officer’s 401(k) plan account and group term life insurance premiums paid by the Bank on behalf of the named executive officers.

Base Salary and Bonus

Consistent with our objective of attracting and retaining highly qualified and experienced employees, we establish base salary ranges for our executive officers that are intended to be slightly above the market for comparable positions. Base salary data for comparable industry positions are reviewed annually from survey data obtained from the Michigan Bankers Association and Crowe Horwath’s Financial Institutions Compensation Surveys. The SNL Executive Compensation Review is used biannually for comparative evaluation to like-sized companies located in surrounding Midwestern states and Michigan. Annual salary increases are tied to objective performance-based criteria established by the Compensation Committee.

Employment Agreements

We do not have employment agreements or change in control agreements with any of our executive officers or other employees.

401(k) Plan

Our executive officers and most of our other employees are eligible to participate in our 401(k) plan. For 2009, through May 31, we provided for each eligible participant a matching contribution to the plan. The matching contribution was equal to 100% of the first 3%, and 50% of the next 3%, of the amount of compensation that the participant contributed to the plan. All matching contributions are 100% vested when contributed to the plan. We may also make additional discretionary matching contributions or a discretionary profit-sharing contribution to the plan. We did not make an additional matching or profit-sharing contribution to the plan for 2009. To help reduce our compensation expenses, we suspended our matching contribution effective June 1, 2009. All of our executive officers participated in the 401(k) plan during 2009 and received matching contributions through May 31, 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table provides information as of December 31, 2009 regarding equity awards, including unexercised stock options, for each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Heather D. Brolick	10,000	0	0	10.00	7/30/12	0	0	0	0
Tracey A. Welsh	7,500	0	0	10.00	9/24/12	0	0	0	0

(1)	The option for 10,000 shares granted to Ms. Brolick vested in four installments over a three year period at the rate of 2,500 shares per year, commencing on the July 31, 2002 grant date. The option for 7,500 shares granted to Ms. Welsh vested in four installments over a three year period at the rate of 1,875 shares per year, commencing on the July 31, 2002 grant date.

Director Compensation for 2009

The following table provides information about the compensation of our directors for the year ended December 31, 2009.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gary F. Bogner	4,200	0	0	0	0	0	4,200
Robert L. Chandonnet	2,800	0	0	0	0	0	2,800
Bruce J. Essex	3,500	0	0	0	0	0	3,500
Steven P. Moreland	3,000	0	0	0	0	0	3,000
Bruce C. Rice	3,050	0	0	0	0	0	3,050
Jonathan L. Smith	3,650	0	0	0	0	0	3,650
Roger W. Spoelman	2,750	0	0	0	0	0	2,750

(1)	Our President and Chief Executive Officer, Ms. Brolick, who is also a director, has been omitted from this table because she received no special compensation for serving on our Board of Directors. Her compensation is included in the Summary Compensation Table.

(2)	No option awards were made to our directors during 2009. As of December 31, 2009, our current and former non-employee directors held the following option awards to acquire our common stock: Messrs. Bogner, Chandonnet, and Essex, two option awards each, covering for each an aggregate of 4,000 shares; Messrs. Rice and Spoelman, one option award each, covering for each 2,000 shares. Messrs. Moreland and Smith did not hold any option awards as of December 31, 2009.

Compensation Arrangements for Non-Employee Directors

Each of our current directors is also a director of the Bank, which is a wholly owned subsidiary of Community Shores. The fees shown in the table above include compensation earned for service on the Boards of Directors of Community Shores and the Bank.

During 2009, the non-employee directors were paid a $2,000 retainer. For 2009, through March of that year, for each meeting of the Board of Directors of Community Shores or the Bank that they attended, and each meeting of a committee of either Board that they attended, they received a $250 fee. The Chairman of each committee of the Board of Directors of Community Shores or the Bank received an additional fee of $50 for each meeting of the committee that he chaired. The Chairman or Vice Chairman of the Board of Directors of Community Shores and the Bank, when presiding, received an additional $150 for each meeting of the Board of Directors that he chaired. Effective April 1, 2009, all director compensation was suspended.

During periods when meeting fees are being paid to directors, when meetings are held on the same day of the Boards of Directors of Community Shores and the Bank, or of committees of each having the same name or performing similar functions, directors and chairmen usually receive only one meeting and chairman fee for the two Board or committee meetings. We presently expect that our suspension of director fees will continue through 2010.

The Compensation Committee of our Board of Directors reviews director compensation at least annually, and recommends to our Board of Directors for approval any changes that the Compensation Committee deems appropriate.

Transactions with Related Persons

The Bank has had, and expects in the future to have, loan transactions in the ordinary course of business with our directors, executive officers, or their immediate family, or companies they have a material interest in, on substantially the same terms as those prevailing for comparable transactions with others. All such transactions (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Based on a review of filings, we believe that all reports required to be filed under Section 16(a) for 2009 were timely filed.

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has appointed Crowe Horwath as our independent registered public accounting firm for the year ending December 31, 2010. Crowe Horwath has served as our independent auditor since we were formed in 1998. Services provided to us by Crowe Horwath in 2009 are described under the heading “Principal Accountant Fees and Services,” below.

Our Board of Directors is asking our shareholders to ratify the selection of Crowe Horwath as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, our Board is submitting the selection of Crowe Horwath to our shareholders for ratification as a matter of good corporate practice.

Representatives of Crowe Horwath plan to attend the annual meeting of shareholders, will have the opportunity to make a statement if they desire to do so, and will respond to appropriate questions by shareholders.

Our Board of Directors recommends that you vote FOR ratification of the appointment of Crowe Horwath as our independent registered public accounting firm for 2010.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and our Board of Directors. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interest and the best interest of our shareholders.

Principal Accountant Fees and Services

The following table shows the fees for professional services of Crowe Horwath for audit and other services they provided to us for 2009 and 2008.

	2009	2008
Audit Fees (1)	$79,500	$75,000
Audit-Related Fees	0	0
Tax Fees (2)	18,100	16,950
All other fees (3)	41,595	32,090

(1)	Includes the aggregate fees billed for professional services rendered by Crowe Horwath for 2009 and 2008 for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q.

(2)	Principally tax compliance services (including U.S. federal and state tax returns), review of quarterly tax computations and consultations regarding various tax strategies.

(3)	Principally regulatory compliance review services, deferred tax asset valuation review services and SOX 404 planning for 2009. Principally regulatory compliance review services for 2008.

The Audit Committee’s policy is to pre-approve all audit services and non-audit services that are to be performed for us by our independent auditors. This duty has not been delegated to any one or more designated members of the Audit Committee. All of the services described in the table above were pre-approved by the Audit Committee.

Shareholder Proposals for 2011 Annual Meeting

A proposal submitted by a shareholder for the 2011 annual meeting of shareholders must be sent to the Secretary, Community Shores Bank Corporation, 1030 W. Norton Avenue, Muskegon, Michigan 49441, and received by December 10, 2010 in order to be eligible to be included in our proxy statement for that meeting.

A shareholder who intends to present a proposal for the 2011 annual meeting of shareholders, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide us with notice of such intention by February 23, 2011, or the persons named in the proxy to vote the proxies will have discretionary voting authority at the 2011 annual meeting with respect to any such proposal without discussion of the matter in our proxy statement. A shareholder intending to present a proposal for the 2011 annual meeting of shareholders must also comply with the advance notice and other requirements set forth in our bylaws.

Other Matters

Our Board of Directors does not know of any other matters to be brought before the annual meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.

COMMUNITY SHORES BANK CORPORATION ATTN: Patricia Siembida 1030 WEST NORTON AVE. MUSKEGON, MI 49441	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by Community Shores Bank Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:					For All ☐	Withhold For All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors

Nominees

01 Heather D. Brolick 02 Bruce J. Essex 03 Bruce C. Rice

The Board of Directors recommends you vote FOR the following proposal(s):									For	Against	Abstain

2.	Proposal to ratify appointment of Crowe Horwath LLP as our independent registered public accounting firm.								☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. (see reverse for instructions)				☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

COMMUNITY SHORES BANK CORPORATION
Proxy Solicited by the Board of Directors for the
Annual Meeting of Shareholders to be held May 13, 2010

The undersigned hereby appoints Robert L. Chandonnet and Steven P. Moreland and each of them, with power to act without the other and with power of substitution in each, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote all of the shares of Community Shores Bank Corporation common stock of the undersigned, at the annual meeting of shareholders of Community Shores Bank Corporation to be held on May 13, 2010, and at any adjournment or postponements of the meeting, with all powers which the undersigned would have if present at the meeting.

This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted as to all shares of the undersigned, FOR the election of all nominees for directors, FOR the ratification of the independent registered public accounting firm, and according to the discretion of the Proxies on any other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side